Exhibit 31.2

Certification of the Company’s Chief Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002 (15 U.S.C. Section 7241)

I, John D. Hart, certify that:

1.	I have reviewed this report on Form 10-K/A of Continental Resources, Inc. (“Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 20, 2010

/s/ JOHN D. HART
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer